EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                                     Ownership %
NAME                                                                  on 1/31/06

Anhydride Petroleum (USA), Inc., a Colorado corporation
(indirect through Anhydride Petroleum (Canada), Inc.)                       100%

Anhydride Petroleum (Canada), Inc., an Alberta (Canada) corp.               100%

Township Petroleum Corporation, an Alberta (Canada) corp.                   100%

Oilsands Quest, Inc., an Alberta (Canada) corp.                            66.8%

Western Petrochemicals Corporation                                         97.5%